EXHIBIT 99.1

Franchise Group, Inc. to Repay $400 Million of Debt With Proceeds From the Sale of the W.S. Badcock Consumer Credit Accounts Receivable Portfolio

DELAWARE, Ohio, Dec. 20, 2021 (GLOBE NEWSWIRE) -- Franchise Group, Inc. (NASDAQ: FRG) (“Franchise Group,” “FRG” or the “Company”) today announced it intends to repay $400 million of debt with the proceeds from the sale of the consumer credit accounts receivable portfolio by its recently acquired subsidiary W.S. Badcock Corporation (“Badcock”) to a subsidiary of B. Riley Financial, Inc. (NASDAQ: RILY) (the “Transaction”). FRG received $400 million in cash proceeds from the Transaction, which the Company intends to use to repay debt.

Brian Kahn, CEO of Franchise Group, said, “We acquired Badcock to add scale and synergy to our home furnishings franchise businesses. I am pleased that we were able to efficiently monetize the Badcock consumer credit receivables. Badcock will continue to service the receivables portfolio sold to B. Riley while also continuing to offer flexible payment solutions and credit options to our customers.” Mr. Kahn continued, “The sale of non-core assets and subsequent repayment of debt are consistent with our commitment to a conservative financial policy as we continue to identify the highest and best uses of the Company’s capital. The evaluation of options for the Badcock real estate portfolio is ongoing and we reaffirm our anticipation of completing that sale by the end of the second quarter of fiscal 2022 as well as reducing our net debt to approximately $1.1 billion by the end of 2022.”

About Franchise Group

Franchise Group is an owner and operator of franchised and franchisable businesses that continually looks to grow its portfolio of brands while utilizing its operating and capital allocation philosophy to generate strong cash flow for its shareholders. Franchise Group’s business lines include Pet Supplies Plus, American Freight, The Vitamin Shoppe, Badcock Home Furniture & more, Buddy’s Home Furnishings and Sylvan Learning. On a combined basis, Franchise Group currently operates over 3,000 locations predominantly located in the U.S. that are either Company-run or operated pursuant to franchising and dealer agreements.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, those that contain, or are identified by, words such as “outlook”, “guidance”, “believes”, “expects”, “potential”, “continues”, “may”, “will”, “should”, “predicts”, “intends”, “plans”, “estimates”, “anticipates”, “could” or the negative version of these words or other comparable words. Forward-looking statements include, without limitation, projections, predictions, expectations, or beliefs about future events or results and are not statements of historical fact, including the Company’s expectations regarding its financial condition, statements relating to the Transaction, anticipated benefits resulting from the Transaction, the use of cash proceeds received as a result of the Transaction, the potential sale of Badcock’s real estate portfolio, and the resulting anticipated benefits of such potential sale, which are subject to various significant risks and uncertainties, many of which are outside of the control of the Company and the effects of the coronavirus (COVID-19) pandemic and/or supply chain disruptions on economic conditions and the industry in general, and the financial position and operating results of the Company. Such forward-looking statements are based on various assumptions as of the time they are made, and are inherently subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are often accompanied by words that convey projected future events or outcomes such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” “intend,” “will,” “may,” “view,” “opportunity,” “potential,” or words of similar meaning or other statements concerning opinions or judgment of the Company or its management about future events. Although the Company believes that its expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance, or achievements of the Company will not differ materially from any projected future results, performance or achievements expressed or implied by such forward-looking statements. Actual future results, performance or achievements may differ materially from historical results or those anticipated depending on a variety of factors, many of which are beyond the control of the Company. Additional factors that could cause actual results to differ materially from forward-looking statements include, among others, the effect of the announcement of the Transaction on the Company’s ability to retain and hire key personnel and maintain relationships with their franchisees, dealers, customers, suppliers, partners and others with whom they do business, or on their respective operating results and business generally; risks associated with the diversion of management’s attention from ongoing business operations due to the Transaction; legal proceedings related to the Transaction; costs, charge or expenses resulting from the Transaction; growth of the Company’s franchise and dealer base; the strength of the economy; changes in the overall level of consumer spending; the performance of the products and services of the Company in the prevailing retail or other business environments; implementation of the strategy of the Company; maintaining appropriate levels of inventory; or changes in tax policy. We refer you to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K for the fiscal year ended December 26, 2020, and comparable sections of the Company’s Quarterly Reports on Form 10-Q and other filings (including the Company’s Current Reports on Form 8-K), which have been filed with the SEC and are available on the SEC’s website at www.sec.gov. All of the forward-looking statements made in this press release are expressly qualified by the cautionary statements contained or referred to herein. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on the Company or its business or operations. Readers are cautioned not to rely on the forward-looking statements contained in this press release. Forward-looking statements speak only as of the date they are made and the Company does not undertake any obligation to update, revise or clarify these forward-looking statements, whether as a result of new information, future events or otherwise.

Franchise Group Investor Relations Contact:
Andrew F. Kaminsky
EVP & Chief Administrative Officer
Franchise Group, Inc.
akaminsky@franchisegrp.com
(914) 939-5161